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                                                                    EXHIBIT 99.1

[LETTERHEAD OF HALLWOOD REALTY PARTNERS, L.P.]

                                                    3710 RAWLINS ST., SUITE 1500
                                                             DALLAS, TEXAS 75219
                                               (214) 528-5588 FAX (214) 528-8855



                                                                     May 7, 2003

Dear Unitholder:

         The board of directors of Hallwood Realty, LLC, the general partner of Hallwood Realty Partners, L.P. (the "Partnership"), has been notified that High River Limited Partnership, an affiliate of Carl C. Icahn, has announced an unsolicited tender offer for any and all of the outstanding limited partnership units of the Partnership.

         The management, board of directors and professional advisors of the general partner of the Partnership are evaluating the offer and the Partnership will advise you no later than May 15, 2003 about its recommendation with respect to the tender offer.

         We request that you do not make any decision whether to accept or reject the tender offer until we have advised you of the Partnership's position on the tender offer.

                                         Very truly yours,


                                         John G. Tuthill
                                         Executive Vice President and Secretary
                                         Hallwood Realty, LLC